Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS RECORD FIRST QUARTER NET EARNINGS AND EARNINGS PER SHARE

Highlights:

•                  Net earnings of $112.9 million, or $1.17 per diluted share

•                  GAAP combined ratio of 86.5%

•                  Gross written premium increased 11% to $826.1 million

•                  Net written premium increased 13% to $668.9 million

•                  Annualized return on equity of 11.5% and operating return on equity(a) of 9.9%

•                  Book value per share increased to $41.03

HOUSTON (April 28, 2015) . . .

HCC Insurance Holdings, Inc. (NYSE: HCC) today released results for its first quarter ended March 31, 2015.

Net earnings were $112.9 million, or $1.17 per diluted share, in the first quarter of 2015, compared to $107.9 million, or $1.07 per diluted share, in the same quarter of 2014.

The Company’s consolidated results for the first quarter of 2015 include the results of Producers Ag Insurance Group, Inc. (ProAg), which HCC acquired effective January 1, 2015 for $104.5 million.  ProAg contributed $72.6 million, $54.7 million and $17.0 million of gross written, net written and net earned premium, respectively, to consolidated premium.  Including transaction costs, ProAg’s operations generated a loss of $7.7 million, or $0.08 per share.  The majority of this loss relates to the seasonal nature of the crop insurance business.  The loss increased the Company’s first quarter 2015 consolidated loss ratio, expense ratio and combined ratio by 0.8, 1.1 and 1.9 percentage points, respectively.

The Company’s combined ratio was 86.5% for the first quarter of 2015 (84.6% excluding ProAg), compared to 83.4% for the same quarter of 2014.  The net paid loss ratio was 64.7% for both quarters.  HCC had no reserve development in either the first quarter of 2015 or 2014.

First quarter 2015 net earnings benefited from the Company’s assertion to permanently reinvest accumulated undistributed earnings of the Company’s controlled foreign corporations for 2014 and prior years.  With this assertion, deferred taxes on these earnings, which had previously been booked at the U.S. tax rate of 35%, were adjusted to the U.K. tax rate of 20%.  This assertion resulted in reduced tax expense of $5.9 million in the first quarter of 2015.

“For the third consecutive year, we are pleased to report record first quarter results.  Despite a challenging market, we continue to grow our businesses selectively and profitably, with net written premium up 13% overall and 4% excluding ProAg.  We are pleased with ProAg’s results, which are slightly ahead of our expectations,” said Christopher J.B. Williams, HCC’s Chief Executive Officer.

Gross written premium increased 11% to $826.1 million (or 1% to $753.5 million excluding ProAg) in the first quarter of 2015, compared to $746.7 million in the same quarter of 2014.  Net written premium increased 13% to $668.9 million (or 4% to $614.2 million excluding ProAg) versus $590.2 million in the respective quarters.  Net earned premium increased 7% to $600.6 million (or 4% to $583.6 million excluding ProAg) in the first quarter of 2015, compared to $562.6 million in the same quarter of 2014.

Investment income was $53.5 million in the first quarter of 2015, compared to $56.8 million in the same quarter of 2014.  As of March 31, 2015, HCC’s fixed maturity securities portfolio had an average rating of AA, a duration of 4.7 years and an average long-term tax equivalent yield of 4.1%.

HCC generated cash flow from operations of $31.1 million in the first quarter of 2015, compared to $95.5 million in the same quarter of 2014.  At March 31, 2015, the Company had $418.6 million of cash and short-term investments and $230.1 million of available capacity under its $825.0 million revolving loan facility.

The Company purchased 1.0 million shares of its common stock during the first quarter of 2015 for $54.4 million at an average cost of $55.77 per share.

As of March 31, 2015, total assets were $11.0 billion, shareholders’ equity was $3.9 billion and the Company’s debt to total capital ratio was 18.4%.

For further information about HCC’s 2015 first quarter earnings results, see the supplemental financial schedules that are available in the Investor Relations section of the Company’s website at http://ir.hcc.com.

HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, April 29.  To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-0161.  There will also be a live webcast available on a listen-only basis that can be accessed through the Investor Relations section of the Company’s website at http://ir.hcc.com.  The webcast replay will be archived in the Investor Relations section of the HCC website through Friday, July 31, 2015.

Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading specialty insurer with offices in the United States, the United Kingdom, Spain and Ireland.  HCC’s major domestic and international insurance companies have financial strength ratings of “AA (Very Strong)” from Standard & Poor’s Financial Services LLC, “A+ (Superior)” from A.M. Best Company, Inc., “AA (Very Strong)” from Fitch Ratings, and “A1 (Good Security)” from Moody’s Investors Service, Inc.

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For more information about HCC, please visit http://www.hcc.com.

a) Non-GAAP Financial Measure

Annualized operating return on equity is a non-GAAP financial measure under Regulation G and is calculated as net earnings excluding after-tax net realized investment gain/loss, other-than-temporary impairment credit losses, and foreign currency benefit/expense (collectively, operating earnings) divided by average shareholders’ equity excluding accumulated other comprehensive income.  See the supplemental financial schedules for a reconciliation of this non-GAAP financial measure to corresponding GAAP amounts.  Management believes annualized operating return on equity is a useful measure for understanding the Company’s profitability relative to shareholders’ equity before consideration of investment-related gains/losses and foreign currency benefit/expense, both of which management excludes when evaluating operating results internally.

Contact:	Doug Busker, Director of Investor Relations
HCC Insurance Holdings, Inc.
Telephone: (713) 996-1192

Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

*     *     *     *     *

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HCC Insurance Holdings, Inc. and Subsidiaries

Financial Highlights

(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2015	2014

Gross written premium	$826,136	$746,722

Net written premium	668,916	590,182

Net earned premium	600,563	562,612

Net investment income	53,482	56,806

Total revenue	676,450	648,930

Net earnings	112,917	107,911

Operating earnings*	92,659	97,293

Earnings per share (diluted)	$1.17	$1.07

Weighted-average shares outstanding (diluted)	95,197	98,913

Net loss ratio	60.8%	58.8%

Expense ratio	25.7%	24.6%

Combined ratio	86.5%	83.4%

Paid loss ratio	64.7%	64.7%

	March 31,	December 31,
	2015	2014

Total investments	$7,112,361	$7,164,906

Total assets	11,026,297	10,714,346

Shareholders’ equity	3,933,427	3,903,351

Debt to total capital ratio	18.4%	17.4%

Book value per share	$41.03	$40.44

*            Non-GAAP financial measure under Regulation G.  See calculation on S - 9.  Management believes operating earnings is a useful measure for understanding the Company’s profitability before consideration of investment-related gains/losses and foreign currency benefit/expense, both of which management excludes when evaluating operating results internally.

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2015	2014
ASSETS

Investments
Fixed maturity securities — available for sale, at fair value	$6,452,444	$6,610,368
Equity securities — available for sale, at fair value	334,763	296,352
Short-term investments	325,154	258,186

Total investments	7,112,361	7,164,906
Cash	93,464	102,093
Restricted cash and securities	122,526	119,010
Premium, claims and other receivables	727,615	553,027
Reinsurance recoverables	1,176,141	1,168,900
Ceded unearned premium	332,646	316,715
Ceded life and annuity benefits	48,590	48,499
Deferred policy acquisition costs	236,661	220,321
Goodwill	949,351	905,636
Other assets	226,942	115,239

Total assets	$11,026,297	$10,714,346

LIABILITIES

Loss and loss adjustment expense payable	$3,693,165	$3,728,085
Life and annuity policy benefits	48,590	48,499
Reinsurance, premium and claims payable	434,198	301,476
Unearned premium	1,305,327	1,198,930
Deferred ceding commissions	101,169	94,202
Notes payable	889,290	824,251
Accounts payable and accrued liabilities	621,131	615,552

Total liabilities	7,092,870	6,810,995

SHAREHOLDERS’ EQUITY

Common stock	126,794	126,472
Additional paid-in capital	1,115,796	1,113,551
Retained earnings	3,526,071	3,441,424
Accumulated other comprehensive income	172,262	175,014
Treasury stock	(1,007,496)	(953,110)

Total shareholders’ equity	3,933,427	3,903,351

Total liabilities and shareholders’ equity	$11,026,297	$10,714,346

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Statements of Earnings

(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2015	2014

REVENUE

Net earned premium	$600,563	$562,612
Net investment income	53,482	56,806
Other operating income	9,219	9,266
Net realized investment gain	13,186	20,246

Total revenue	676,450	648,930

EXPENSE

Loss and loss adjustment expense, net	365,162	330,746
Policy acquisition costs, net	75,211	69,041
Other operating expense	77,483	87,052
Interest expense	7,766	7,119

Total expense	525,622	493,958

Earnings before income tax expense	150,828	154,972
Income tax expense	37,911	47,061

Net earnings	$112,917	$107,911

Net earnings attributable to unvested stock	(1,641)	(1,692)

Net earnings available to common stock	$111,276	$106,219

Basic earnings per share data:
Net earnings per share	$1.17	$1.08

Weighted-average shares outstanding	94,881	98,662

Diluted earnings per share data:
Net earnings per share	$1.17	$1.07

Weighted-average shares outstanding	95,197	98,913

Cash dividends declared, per share	$0.295	$0.225

HCC Insurance Holdings, Inc. and Subsidiaries

Gross Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2015	2014	Change

North America Property & Casualty
Liability	$128,277	$121,537	6%
Agriculture	72,615	—	nm
Other Specialty	148,485	166,737	(11)
	349,377	288,274	21

Accident & Health	260,144	235,917	10

International
London Market	117,931	131,979	(11)
Specialty	98,687	90,261	9
	216,618	222,240	(3)

Exited Lines	(3)	291	nm
Totals	$826,136	$746,722	11%

nm - Not meaningful

HCC Insurance Holdings, Inc. and Subsidiaries

Net Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2015	2014	Change

North America Property & Casualty
Liability	$95,951	$85,403	12%
Agriculture	54,657	—	nm
Other Specialty	87,619	91,729	(4)
	238,227	177,132	34

Accident & Health	255,918	234,751	9

International
London Market	96,678	107,259	(10)
Specialty	78,096	70,749	10
	174,774	178,008	(2)

Exited Lines	(3)	291	nm
Totals	$668,916	$590,182	13%

nm - Not meaningful

HCC Insurance Holdings, Inc. and Subsidiaries

Net Earned Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2015	2014	Change

North America Property & Casualty
Liability	$101,507	$96,075	6%
Agriculture	16,989	—	nm
Other Specialty	90,743	105,259	(14)
	209,239	201,334	4

Accident & Health	254,950	232,143	10

International
London Market	63,358	61,661	3
Specialty	73,019	67,183	9
	136,377	128,844	6

Exited Lines	(3)	291	nm
Totals	$600,563	$562,612	7%

nm - Not meaningful

HCC Insurance Holdings, Inc. and Subsidiaries

Net Investment Income and Unrealized Gain

(Unaudited, in thousands)

	Three months ended
	March 31,
	2015	2014

Sources of net investment income:

Fixed maturity securities
Taxable	$24,718	$23,260
Exempt from U.S. income taxes	27,341	28,583
Total fixed maturity securities	52,059	51,843
Equity securities	2,736	6,637
Other	418	431
Total investment income	55,213	58,911
Investment expense	(1,731)	(2,105)

Net investment income	$53,482	$56,806

Unrealized gain on available for sale securities:

Increase in unrealized gain for period, before tax	$6,823	$65,834

Unrealized gain at:

March 31, 2015	$269,736

December 31, 2014	$262,913

HCC Insurance Holdings, Inc. and Subsidiaries

Underwriting Ratios

(Unaudited)

	Three months ended
	March 31,
	2015	2014
North America Property & Casualty
Liability	62.1%	63.7%
Agriculture	88.0	—
Other Specialty	42.4	40.2
Loss Ratio	55.6	51.4
Expense Ratio	32.7	28.6
Combined Ratio	88.3%	80.0%

Accident & Health
Loss Ratio	73.4%	73.6%
Expense Ratio	15.2	14.9
Combined Ratio	88.6%	88.5%

International
London Market	38.9%	36.5%
Specialty	50.4	50.3
Loss Ratio	45.1	43.7
Expense Ratio	34.7	36.1
Combined Ratio	79.8%	79.8%

Consolidated
Loss Ratio	60.8%	58.8%
Expense Ratio	25.7	24.6
Combined Ratio	86.5%	83.4%

HCC Insurance Holdings, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures to GAAP

(Unaudited, in thousands)

	Three months ended
	March 31,
	2015	2014

Numerator:

GAAP net earnings	$112,917	$107,911

Exclude:
Net realized investment gain*	8,571	13,160
Foreign currency benefit (expense)*	11,687	(2,542)
Total items excluded from operating earnings	20,258	10,618

Operating earnings	$92,659	$97,293

Denominator:

GAAP equity - beginning of period	$3,903,351	$3,674,430

Exclude - Accumulated other comprehensive income	175,014	118,651

Beginning equity, as adjusted	$3,728,337	$3,555,779

GAAP equity - end of period	$3,933,427	$3,782,113

Exclude - Accumulated other comprehensive income	172,262	162,221

Ending equity, as adjusted	$3,761,165	$3,619,892

Average equity, as adjusted	$3,744,751	$3,587,836

Annualized operating return on equity	9.9%	10.8%

*            Net of tax, calculated using 35% statutory tax rate.